UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 2, 2018

Hines Global REIT, Inc.
__________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 7.01 Regulation FD Disclosure

Shareholder Letter

On January 2, 2018, Hines Global REIT, Inc. (the “Company”) distributed a communication to its shareholders and certain broker-dealers and is simultaneously making this information available through this filing. A copy of such communication is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01 Other Items

January 2018 Distributions

The board of directors (the “Board”) of Hines Global REIT, Inc. has authorized the Company to declare distributions for the month of January 2018. These distributions will be calculated based on stockholders of record at the close of business on January 30, 2018 in an amount equal to $0.0541667 per month. All distributions will be paid in cash or reinvested in stock for those participating in the Company’s distribution reinvestment plan on February 1, 2018. Of the amount described above, $0.02 of the per share, per month distribution will be designated by the Company as a return of a portion of the stockholders’ invested capital and, as such, will reduce the stockholders’ remaining investment in the Company. The designation of a portion of the distribution as a return of invested capital will not impact the tax treatment of the distributions to the Company’s stockholders.

Share Redemption Program

The Board determined to waive the limitation on the share redemption program and fully honor all redemption requests received for the month ended December 31, 2017. Funds available for redemption generally are limited to the amount of proceeds received from the Company’s distribution reinvestment plan in the prior month. However, the Board has the discretion to redeem shares in excess of this amount if it determines there are sufficient available funds and it is appropriate to do so, as long as the total amount redeemed does not exceed the amount required to redeem 5% of the Company’s shares outstanding as of the same date in the prior calendar year. Pursuant to this discretion, the Board determined for the month ended December 31, 2017 to redeem shares in the amount of $11.7 million (including $0.5 million of shares to be redeemed in relation to the death or disability of stockholders), which was in excess of the $7.5 million received from the distribution reinvestment plan in the prior month.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing and payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
99.1	Shareholder Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

January 3, 2018	By:	/s/ J. Shea Morgenroth
Name: J. Shea Morgenroth
Title: Chief Accounting Officer and Treasurer